CONSULTING AGREEMENT

THIS AGREEMENT made effective this 1st day of July, 2008.

BETWEEN:

 North American Minerals Group Inc.

(Hereinafter the “Corporation”)

OF THE FIRST PART

 -and-

Zacharia Waxler

 (Hereinafter the “Consultant”)

OF THE SECOND PART

 WHEREAS:

1.              The Corporation is a duly incorporated Company in the Province(s) of Alberta;

2.              The Corporation is desirous of obtaining the services of the Consultant for management and consulting services on the corporate affairs of the Corporation; and

3.              The Corporation wishes to retain the services of the Consultant and compensate it accordingly.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

 For good consideration, the Corporation hereby agrees to engage and retain the Consultant to perform the services hereinafter defined and the Consultant hereby accepts such retainer to perform the services hereinafter defined on the terms and conditions set forth herein.

1. Term of Consulting. Subject to the provisions for termination set forth below, the term of this Agreement shall extend from July 1, 2008, for a period of 12 months ending June 30, 2009 (the “Term”).  Following the end of the Term, the parties hereto may mutually agree to any renewals of this Agreement for a time period to be discussed.

2. Compensation. The Corporation shall compensate the Consultant as follows with provision for quarterly increases as required and agreed upon by both parties:

a)         The Corporation shall pay the Consultant an hourly fee of $150 USD; and

b)         The Corporation agrees to reimburse the Consultant for all reasonable expenses incurred by it in the provision of its services to the Corporation, provided such expenses have been approved by the Corporation in advance. Such payments shall be made promptly upon receipt by the Corporation of an invoice for such expenses.

c)         Taxes:  The Company shall pay the Consultant on a gross net basis and the Consultant shall be responsible for all Federal taxes, Provincial taxes, Workers Compensation, Unemployment Insurance, Canadian Pension Plan and any other regulated charges or taxes that may apply.

3. Duties and Position. The Corporation hires the Consultant in the capacity of Corporate Accountant and avails itself to take advantage of services offered by the Consultant that may include any or all services, and which involves the services required for the development of existing and future projects for the benefit of the Corporation.

4. Consultant to Devote Time to Corporation. The Consultant will provide a minimum of 10 hours per month of corporate accounting services. These services will be available to the Corporation at the Corporation’s discretion, and will be compensated as per Section 2: Compensation of this Agreement.  In the event that the Consultant is providing in excess of the Minimum Hours, above, then the Corporation and the Consultant will review the Compensation, as set out in Section 2 of this Agreement.

 5. Confidentiality. Except as directed by the Corporation, required by law or required in the course of providing the services described herein, the Consultant shall not, either during the term of this Agreement or at any time thereafter, use, supply, show or disclose to any person, firm or corporation any secret of proprietary information, knowledge or data concerning the business, affairs, product or prospects of the Corporation which the Consultant may have acquired at any time prior to this agreement, in the course of or incidental to this Agreement or otherwise, for the Consultant’s own benefit, or to the detriment, or intended of probable detriment, of the Corporation. Should the Consultant reveal or threaten to reveal this information, the Corporation shall be entitled to an injunction restraining the Consultant from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed, the right to secure an injunction is not exclusive, and the Corporation may pursue any other remedies it has against the Consultant for a breach or threatened breach of this condition, including the recovery of damages from the Consultant.

 6. Termination of Agreement. If either party breaches any provisions, condition or covenants of this Agreement, the other party shall have the right, without prejudice to any other rights it may have under the circumstances, to terminate this Agreement by giving the breaching party thirty (30) days written notice of such termination, specifying therein the grounds upon which said notice is based; and, provided that if such breach or default can be remedied and if the breaching party within said thirty day period shall in fact remedy or cure the breach or default, then such notice shall not become effective and this Agreement shall remain in force and effect. Notwithstanding anything to the contrary contained in this agreement, the Corporation may terminate the Consultant agreement upon 30 days' notice to the Consultant should any of the following events occur:

(a) The sale of substantially all of the Corporation's assets to a single purchaser or group of associated purchasers; or

(b) The sale, exchange, or other disposition, in one transaction of the majority of the Corporation's outstanding corporate shares; or

(c) The Corporation's decision to terminate its business and liquidate its assets; or

(d) The merger or consolidation of the Corporation with another company; or

(e) Bankruptcy or Bankruptcy reorganization.

(f)  Shareholders or Board of Directors decision to terminate the Consultant agreement for any reason.

7. Notices.  All notices, communications, statements and invoices (hereinafter called “Notices”) required or permitted hereunder shall be in writing. Notices may be served:

 (a) Personally by leaving them with the party on whom they are to be served at that party’s address hereinafter given.  Personally served Notices shall be deemed received by the addressee when actually delivered, provided such delivery shall be during normal business hours; or

 (b) By mailing them by first class, registered post, postage prepaid, to the party on whom they are to be served.  Notices so served shall be deemed to be received by the addressee on the fourth day (excluding as the fourth day Saturdays, Sundays, and statutory holidays) following the mailing thereof.

The address of each of the respective parties hereto for service of Notices shall be as follows:

NORTH AMERICAN MINERALS GROUP INC

110 Wall Street 11th Floor

New York, NY 10005

Tel. 212-742-1968

Fax: 800-424-3465

E-mail: northamericanminerals@yahoo.com

ZACHARIA WAXLER

2131 62nd Street

Brooklyn, NY 11204

Tel. 718-840-9933

Fax: 718-975-5308

E-mail: zwaxler@waxlercpa.com

8. Assistance in Litigation. Consultant shall upon reasonable notice, furnish such information and proper assistance to the Corporation as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after this agreement.

9. Entire Agreement.  This Agreement and any Schedules attached hereto, constitute and express the whole agreement of the parties hereto with reference to the engagement and retainer of the Consultant by the Corporation and with reference to any of the matters and things herein provided for or hereinbefore discussed or mentioned with reference to such engagement and retainer, all promises, representations and undertakings relative thereto being hereby merged herein.

10. Effect of Prior Agreements. This Agreement supersedes any prior agreement between the Corporation or any predecessor of the Corporation and the Consultant, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Consultant of a kind elsewhere provided and not expressly provided in this agreement.

11. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the Canadian Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

12. Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Corporation (or any predecessor thereof) and the Consultant shall be deemed reinstated as if this agreement had not been executed.

13. Consents and Waivers.  No consent or waiver, express or implied, by any party hereto to or of any breach or default by any other party hereto in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation or such party hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party to be in breach or default, irrespective of how long such failure continues, shall not constitute a waiver by such party of his or its rights hereunder.

 14. Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and each of the parties hereto agrees to attorn to the jurisdiction of the courts of Alberta for any dispute arising out of or in connection with this Agreement.

15. Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

 16. Time.  Time is of the essence of this Agreement.

 17. Regulatory Approvals.  The engagement of the Consultant may be subject to regulatory approval.  The Corporation agrees to diligently pursue any and all regulatory approvals necessary for the engagement of the Consultant and shall provide the Consultant with Copies of such approvals upon receipt of same.

18. Oral Modifications Not Binding. This instrument is the entire agreement of the Corporation and the Consultant. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed this 1st day of July, 2008

/s/ Yosi Lapid	/s/ Zacharia Waxler

Yosi Lapid Director North American Minerals Group Inc.	Zacharia Waxler, Consultant